EXHIBIT 9(e)(iii)
                           HARRIS INSIGHT FUNDS TRUST
                           60 STATE STREET, SUITE 1300
                                BOSTON, MA 02109

                                                               June 6, 1997

Funds Distributor, Inc.
60 State Street, Suite 1300
Boston, MA  02109

To Whom It May Concern:

         Reference is made to the Distribution Agreement between Harris Insight Funds Trust (the "Trust") and Funds Distributor, Inc. ("FDI") dated February 23, 1996 (the "Distribution Agreement") and the Sub-Administration Agreement on behalf of the Trust between Harris Trust and Savings Bank and FDI dated July 1, 1996 (the "Sub-Administration Agreement," and collectively, the "Agreements").

         This writing is to provide notice of the addition of a new series, Harris Insight Emerging Markets Fund ("Emerging Markets Fund") under the Trust. Emerging Markets Fund is to be considered a Fund under the Distribution Agreement and in Schedule A to the Sub-Administration Agreement and shall be subject to the terms set forth under the Agreements unless otherwise provided herein. FDI shall be compensated for services rendered under the Distribution Agreement as contained therein and for services rendered under the Sub-Administration Agreement as is consistent with the Fee Letter Agreement dated July 1, 1996.

         The Trust requests that you act as Distributor and Sub-Administrator with respect to Emerging Markets Fund while continuing to act as Distributor and Sub-Administrator with respect to the Funds named in the Distribution Agreement and in Schedule A to the Sub-Administration Agreement.

         If the foregoing is in accordance with your understanding, please so indicate by signing and returning to us the enclosed copy hereof.

                                                      Sincerely,

                                                      Harris Insight Funds Trust
                                                      /s/ Richard W. Ingram
                                                      --------------------------
                                                      By: Richard W. Ingram
Accepted:    Funds Distributor, Inc.
             /s/ Marie E. Connolly
             ---------------------------
             By: Marie E. Connolly